UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   December 9, 2015

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On December 9, 2015, Delta Apparel, Inc. (the "Company") issued a press release containing a discussion of the Company's preliminary results of operations for the quarter and fiscal year ended October 3, 2015.
A copy of the press release is attached hereto as Exhibit 99.1.
Item 8.01 Other Events
On December 9, 2015, the Company issued a press release announcing that the Company's Board of Directors has authorized an increase in its share repurchase program to repurchase an additional $10 million of its common stock in open market transactions. The Company intends to continue to make open-market stock repurchases pursuant to SEC Rule 10b-18, with the timing and number of shares repurchased depending upon a variety of factors such as price, corporate and regulatory requirements, alternative investment opportunities and other market and economic conditions, and with share repurchases subject to suspension or discontinuation.
A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1    Press Release dated December 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	December 9, 2015	/s/ Deborah H. Merrill
Deborah H. Merrill
Vice President, Chief Financial Officer and Treasurer